Exhibit 99.1

NEWS RELEASE

Westell Technologies Reports First Quarter Revenue of $21.6 million

Sequential revenue growth of 16% and Gross Margin Improvement to 39%

AURORA, IL, July 29, 2015 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions, today announced results for its fiscal 2016 first quarter ended June 30, 2015.
Consolidated revenue was $21.6 million, consisting of $9.1 million from the In-Building Wireless (IBW) segment and $12.5 million from the Communication Solutions Group (CSG) segment. Both IBW and CSG segment revenues were sequentially up by 28% and 8%, respectively.
“Our fiscal first quarter was highlighted by strong order momentum, new customer wins, solid revenue growth, a healthier gross margin, and better inventory management. Favorable trends in our in-building wireless business, intelligent site management solutions, tower-mounted amplifiers, and power distribution products contributed to the improved results this quarter,” said Tom Gruenwald, Chairman and CEO of Westell Technologies. “In addition, our current backlog gives us a solid foundation for the second fiscal quarter, and we continue to invest in our product portfolio to drive future growth.”

On a GAAP basis, the Company recorded a net loss in the quarter ended June 30, 2015 of $3.9 million or $0.06 per share, compared to a net loss of $13.0 million or $0.22 per share in the quarter ended March 31, 2015. The prior quarter GAAP results included $5.3 million of restructuring and other non-recurring charges.

On a non-GAAP basis, the Company recorded a net loss in the quarter ended June 30, 2015 of $2.2 million or $0.04 per share, compared to a non-GAAP net loss of $5.5 million or $0.09 per share in the prior quarter. Please refer to the schedule at the end of this release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP measures.

Cash and short-term investments were $36.9 million at June 30, 2015, compared to $37.9 million at March 31, 2015. A reduced net loss and improved working capital, including decreased inventory levels, contributed to the lower cash use during the quarter versus the previous two quarters.
In-Building Wireless (IBW) Segment
IBW segment revenue was $9.1 million in the quarter ended June 30, 2015, up 28% from $7.1 million in the quarter ended March 31, 2015. The sequential increase was driven by higher revenue for DAS conditioners, including record quarterly sales of our active DAS conditioner or UDIT (Universal DAS Interface Tray). Gross profit was $4.0 million and gross margin was 44.1%, compared to $1.6 million and 23.0% in the prior quarter. Gross profit and gross margin increased primarily as a result of lower excess and obsolete inventory costs and the higher revenues. IBW R&D expenses were $3.2 million, compared to $2.3 million in the prior quarter. The higher IBW R&D expenses compared to last quarter were due to increased project activity associated with our new ClearLink DAS solution. As a result, IBW segment profit was $0.8 million, compared to segment loss of $0.7 million in the quarter ended March 31, 2015.
Communication Solutions Group (CSG) Segment
CSG segment revenue was $12.5 million in the quarter ended June 30, 2015, up 8% from $11.5 million in the quarter ended March 31, 2015. The sequential improvement was driven by increased intelligent site management revenue and higher sales of power distribution products. Gross profit was $4.4 million and gross margin was 35.4% compared to $3.0 million and 26.4% in the prior quarter. Gross profit and gross margin increased due to lower excess and obsolete inventory costs, higher revenue, and a more favorable mix. CSG R&D expenses were $1.9 million in both the current and prior quarter. As a result, CSG segment profit was $2.5 million, compared to $1.1 million in the quarter ended March 31, 2015.

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, July 30, 2015 at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at http://www.directeventreg.com/registration/event/74531279. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone by dialing +1 (888) 869-1189 or +1 (706) 643-5902 no later than 9:15 AM Eastern Time on July 30, and providing the operator confirmation number 74531279.

This news release and related information that may be discussed on the conference call, will be posted on the Investor Relations section of Westell's website: http://www.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 1:00 PM Eastern Time after the call ends.

About Westell Technologies
Westell Technologies, Inc., headquartered in Aurora, Illinois, is a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions focused on innovation and differentiation at the edge of telecommunication networks, where end users connect. The Company's comprehensive set of products and solutions enable telecommunication service providers, cell tower operators, and other network operators to improve network performance and reduce operating costs. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems. For more information, please visit www.westell.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2015, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.
Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended
	June 30,	March 31,		June 30,
	2015	2015		2014
Revenue	$21,570	$18,613		$27,825
Gross profit	8,429	4,666		9,684
Gross margin	39.1%	25.1%		34.8%
Operating expenses:
Sales and marketing	3,196	3,343		3,421
Research and development	5,086	4,220		4,475
General and administrative	2,969	5,547		3,054
Intangible amortization	1,399	1,520		1,585
Restructuring	17	3,188	(1)	57
Total operating expenses	12,667	17,818		12,592
Operating income (loss)	(4,238)	(13,152)		(2,908)
Other income (expense), net	38	(18)		61
Income (loss) before income taxes and discontinued operations	(4,200)	(13,170)		(2,847)
Income tax benefit (expense)	62	31		29
Net income (loss) from continuing operations	(4,138)	(13,139)		(2,818)
Income from discontinued operations (2)	272	139		—
Net income (loss)	$(3,866)	$(13,000)		$(2,818)
Basic net income (loss) per share:
Basic net income (loss) from continuing operations	$(0.07)	$(0.22)		$(0.05)
Basic net income (loss) from discontinued operations	—	—		—
Basic net income (loss)	$(0.06)	$(0.22)		$(0.05)
Diluted net income (loss) per share:
Diluted net income (loss) from continuing operations	$(0.07)	$(0.22)		$(0.05)
Diluted net income (loss) from discontinued operations	—	—		—
Diluted net income (loss)	$(0.06)	$(0.22)		$(0.05)
Weighted-average number of common shares outstanding:
Basic	60,703	60,286		59,715
Diluted	60,703	60,286		59,715

(1)	The Company recorded restructuring expense primarily relating to abandonment of excess office space at its headquarters.

(2)	Income from discontinued operations resulted from the expiration of indemnity periods and release of contingency reserves related to the sale of ConferencePlus.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)

	June 30, 2015 (unaudited)	March 31, 2015
Assets
Cash and cash equivalents	$20,847	$14,026
Short-term investments	16,071	23,906
Accounts receivable, net	14,452	11,845
Inventories	14,785	16,205
Prepaid expenses and other current assets	3,423	3,285
Deferred income taxes	958	973
Land held-for-sale	—	264
Total current assets	70,536	70,504
Property and equipment, net	3,760	3,603
Intangible assets, net	24,543	25,942
Other non-current assets	184	258
Total assets	$99,023	$100,307
Liabilities and Stockholders’ Equity
Accounts payable	$7,004	$4,011
Accrued expenses	4,014	4,131
Accrued restructuring	1,092	1,161
Contingent consideration	1,265	1,184
Deferred revenue	1,859	2,415
Total current liabilities	15,234	12,902
Deferred revenue non-current	1,032	751
Deferred income tax liability	1,114	1,019
Accrued restructuring non-current	1,372	1,642
Contingent consideration non-current	169	400
Other non-current liabilities	376	409
Total liabilities	19,297	17,123
Total stockholders’ equity	79,726	83,184
Total liabilities and stockholders’ equity	$99,023	$100,307

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three months ended June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(3,866)	$(2,818)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	1,696	1,806
Stock-based compensation	457	554
Restructuring	17	57
Deferred taxes	110	—
Exchange rate loss	(6)	(27)
Changes in assets and liabilities:
Accounts receivable	(2,607)	(1,075)
Inventory	1,420	993
Accounts payable and accrued expenses	2,521	(1,355)
Deferred revenue	(275)	(425)
Other	(76)	(229)
Net cash provided by (used in) operating activities	(609)	(2,519)
Cash flows from investing activities:
Net maturity (purchase) of short-term investments and debt securities	7,835	2,456
Acquisitions, net of cash acquired	—	(304)
Proceeds from sale of land	264	—
Purchases of property and equipment, net	(455)	(723)
Net cash provided by (used in) investing activities	7,644	1,429
Cash flows from financing activities:
Purchase of treasury stock	(49)	(585)
Proceeds from stock options exercised	—	130
Payment of contingent consideration	(167)	(575)
Net cash provided by (used in) financing activities	(216)	(1,030)
(Gain) loss of exchange rate changes on cash	2	16
Net increase (decrease) in cash and cash equivalents	6,821	(2,104)
Cash and cash equivalents, beginning of period	14,026	35,793
Cash and cash equivalents, end of period	$20,847	$33,689

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

	Three months ended June 30, 2015
	IBW	CSG	Total
Revenue	$9,070	$12,500	$21,570
Cost of revenue	5,069	8,072	13,141
Gross profit	4,001	4,428	8,429
Gross margin	44.1%	35.4%	39.1%
Research and development	3,162	1,924	5,086
Segment profit (loss)	839	2,504	3,343
Operating expenses:
Sales and marketing			3,196
General and administrative			2,969
Intangible amortization			1,399
Restructuring			17
Operating income (loss)			(4,238)
Other income (expense), net			38
Income tax benefit (expense)			62
Net income (loss) from continuing operations			$(4,138)

	Three Months Ended March 31, 2015
	IBW	CSG	Total
Revenue	$7,082	$11,531	$18,613
Cost of revenue	5,456	8,491	13,947
Gross profit	1,626	3,040	4,666
Gross margin	23.0%	26.4%	25.1%
Research & development	2,315	1,905	4,220
Segment profit (loss)	$(689)	$1,135	446
Operating expenses:
Sales and marketing			3,343
General and administrative			5,547
Intangible amortization			1,520
Restructuring			3,188
Operating income (loss)			(13,152)
Other income (expense), net			(18)
Income tax benefit (expense)			31
Net income (loss) from continuing operations			$(13,139)

(1)	The Company recorded restructuring expense primarily relating to abandonment of excess office space at its headquarters.

	Three months ended June 30, 2014
	IBW	CSG	Total
Revenue	$14,097	$13,728	$27,825
Cost of revenue	8,286	9,855	18,141
Gross profit	5,811	3,873	9,684
Gross margin	41.2%	28.2%	34.8%
Research and development	2,195	2,280	4,475
Segment profit (loss)	$3,616	$1,593	5,209
Operating expenses:
Sales and marketing			3,421
General and administrative			3,054
Intangible amortization			1,585
Restructuring			57
Operating income (loss)			(2,908)
Other income (expense), net			61
Income tax benefit (expense)			29
Net income (loss) from continuing operations			$(2,818)

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended
	June 30,	March 31,	June 30.
	2015	2015	2014
GAAP net income (loss)	$(3,866)	$(13,000)	$(2,818)
Adjustments:
Inventory fair value step-up (1)	—	36	256
Deferred revenue adjustment (1)	73	64	146
Amortization of intangibles (2)	1,399	1,520	1,585
CEO severance (3)	—	1,801	—
Restructuring (4)	17	3,188	57
Land impairment	—	108	—
Stock-based compensation (5)	457	977	554
(Income) loss from discontinued operations (6)	(272)	(227)	—
Total adjustments	1,674	7,467	2,598
Non-GAAP net income (loss)	$(2,192)	$(5,533)	$(220)
GAAP net income (loss) per common share:
Basic	$(0.06)	$(0.22)	$(0.05)
Diluted	$(0.06)	$(0.22)	$(0.05)
Non-GAAP net income (loss) per common share:
Basic	$(0.04)	$(0.09)	$0.00
Diluted	$(0.04)	$(0.09)	$0.00
Average number of common shares outstanding:
Basic	60,703	60,286	59,715
Diluted	60,703	60,286	59,715

	Three Months Ended June 30, 2015			Three Months Ended March 31, 2015
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$21,570	$8,429	39.1%	$18,613	$4,666	25.1%
Deferred revenue adjustment (1)	73	73		64	64
Inventory fair value step-up (1)	—	—		—	36
Stock-based compensation (5)	—	(3)		—	24
Non-GAAP - Consolidated	$21,643	$8,499	39.3%	$18,677	$4,790	25.6%

	Three months ended
	June 30,	March 31,	June 30,
	2015	2015	2014
GAAP operating expenses	$12,667	$17,818	$12,592
Adjustments:
Amortization of intangibles (2)	(1,399)	(1,520)	(1,585)
CEO severance (3)	—	(1,801)	—
Restructuring (4)	(17)	(3,188)	(57)
Stock-based compensation (5)	(460)	(953)	(536)
Land impairment	—	(108)	—
Total adjustments	(1,876)	(7,570)	(2,178)
Non-GAAP operating expenses	$10,791	$10,248	$10,414
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that these non-GAAP results provide meaningful supplemental information to investors and indicate the Company's core performance and that they facilitate comparison of results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

(1)
On April 1, 2013 and March 1, 2014, the Company purchased Kentrox and Cellular Specialties, Inc. (CSI), respectively. These acquisitions required the step-up of certain assets to fair value, which resulted in cost that will not recur once those assets have fully settled. The adjustments remove the increased costs associated with the third-party sales of inventory that was stepped-up and the step-down on acquired deferred revenue that was recognized.

(2)	Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets.

(3)	The Company recorded severance expense related to the departure of the former CEO.

(4)	Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations.

(5)	Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

(6)	The release of contingent liabilities related to the sale of ConferencePlus are presented as discontinued operations.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com